UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 16, 2017

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	Zip Code

(832) 308-4000

(Registrant’s telephone number, including area code)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Schedule 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, the Board of Directors of Cardtronics plc (the “Company”) appointed Gary W. Ferrera, 55, as Chief Financial Officer, effective November 28, 2017, in connection with the previously announced transition by Edward H. West to Chief Executive Officer, effective January 1, 2018.

Immediately prior to joining the Company, Mr. Ferrera served as Chief Financial Officer at DigitalGlobe, Inc. since early 2015.  Prior to that, Mr. Ferrera served as Chief Financial Officer of Intrawest Resorts Holdings, Inc., a developer and operator of destination resorts, from January 2014 through January 2015, as Executive Vice President and Chief Financial Officer of Great Wolf Resorts, Inc., an owner and operator of family resorts, from April 2013 through mid-January 2014, and as Executive Vice President and Chief Financial Officer of National CineMedia, Inc., a cinema advertising company, from 2007 through 2013.  Earlier in his career, Mr. Ferrera served in investment banking roles at Citigroup and Bear Stearns, and he served as an international tax consultant at Arthur Andersen.

In connection with his appointment as Chief Financial Officer, Mr. Ferrera will be entitled to receive the following compensation commencing November 28, 2017:

•                  Base salary of $550,000;

•                  Target annual cash bonus equal to 100% of his base salary;

•                  Target annual long-term equity incentive award equal to $1,300,000 at grant date;

•                  A one-time equity sign-on award equal to $500,000 at grant date vesting at a rate of 25% per year over 4 years on each anniversary of Mr Ferrera’s hire date;

•                  A one-time cash sign-on bonus of $100,000 for personal travel, temporary living and miscellaneous expenses payable not later than 30 days following Mr. Ferrera commencing his employment with the Company; and

•                  Reimbursement of Mr. Ferrera’s actually incurred relocation costs to establish a personal residence in the greater Houston, Texas area.

Mr. Ferrera will be entitled to receive severance compensation, including payment of all accrued and unpaid salary, unused vacation and unreimbursed expenses, if his employment is terminated under certain conditions.  If Mr. Ferrera’s employment is terminated due to death or disability, he will also be entitled to unreimbursed relocation expenses, benefits to which he is entitled and the acceleration of earned but unvested time-based equity awards and a pro rata portion of his annual bonus.  If Mr. Ferrera’s employment is terminated by him for Good Reason (as defined in the employment agreement) or by the Company’s election not to renew his employment at the end of his term, subject to Mr. Ferrera’s execution of a release, he will also be entitled to receive any unpaid annual bonus for the year prior to the termination, a bonus for the year in which the termination occurs, two times his base salary plus average annual bonus paid in installments, and medical benefits for 18 months.  The foregoing is reflected in and subject to the full text of the employment agreement entered into between Mr. Ferrera and the Company.

There are no arrangements or understandings between Mr. Ferrera and any other person pursuant to which he was appointed as an officer of the Company.  Mr. Ferrera does not have any family relationship with any director or officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Ferrera has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Ferrera’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1        Press release dated November 17, 2017

EXHBIT INDEX

Exhibit Number	Description of the Exhibit

99.1	Press release dated November 17, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS PLC

By:	/s/ E. Brad Conrad
E. Brad Conrad
Chief Accounting Officer
November 17, 2017